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                                                                    Exhibit 23.4



Board of Directors
Midwestern Services, Inc.

and

Board of Directors
First Bank System, Inc.:


We consent to the inclusion of our report on the financial statements of Midwestern Services, Inc. dated March 3, 1995 and March 4, 1994 included in the Registration Statement dated August 30, 1995 (Registration Statement).

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG Peat Marwick LLP

August 28, 1995